Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated November 15, 2013, with respect to the financial statements of Legg Mason Batterymarch Managed Volatility Global Dividend Fund, a series of Legg Mason Partners Equity Trust, as of September 30, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

January 22, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated November 15, 2013, with respect to the financial statements of Legg Mason Batterymarch Managed Volatility International Dividend Fund, a series of Legg Mason Partners Equity Trust, as of September 30, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

January 22, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated November 15, 2013, with respect to the financial statements of Legg Mason Batterymarch S&P 500 Index Fund, a series of Legg Mason Partners Equity Trust, as of September 30, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

January 22, 2014